UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2016

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Investment Technology Group, Inc. (the “Company”) was held on June 9, 2016.  The stockholders elected all of the Company’s nominees for director, ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2016 and approved the advisory vote on executive compensation. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a)   Election of Directors:

Name of Director	Shares For	Shares Withheld	Broker Non-Votes
Brian G. Cartwright	26,729,483	558,663	3,445,063
Minder Cheng	25,222,900	2,065,246	3,445,063
Timothy L. Jones	26,562,773	725,373	3,445,063
R. Jarrett Lilien	25,409,544	1,878,602	3,445,063
Kevin J. Lynch	26,679,372	608,774	3,445,063
T. Kelley Millet	26,716,089	572,057	3,445,063
Lee M. Shavel	26,678,784	609,362	3,445,063
Francis J. Troise	26,679,516	608,630	3,445,063
Steven S. Wood	25,492,083	1,796,063	3,445,063

(b)   Ratification of the appointment of KPMG LLP as our independent auditors for the 2016 fiscal year:

Shares For	Shares Against	Shares Abstain
30,169,530	559,102	4,577

(c)   Advisory vote on executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
16,650,275	10,582,798	55,073	3,445,063

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
Angelique F.M. DeSanto
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: June 10, 2016